Exhibit 99.1

PHH CORPORATION ANNOUNCES THIRD QUARTER 2005 RESULTS
Net income was $46 million or $0.86 per basic share

Mt. Laurel, N.J., November 10, 2005—PHH Corporation (NYSE: PHH) today announced results for the quarter ended September 30, 2005.

Net revenues for the third quarter of 2005 were $292 million, an increase of 19% from net revenues of $245 million for the quarter ended September 30, 2004. Net income for the quarter ended September 30, 2005 was $46 million or $0.86 per basic share, compared to net income of $62 million or $1.19 per basic share for the quarter ended September 30, 2004. Income from continuing operations for the quarter of $46 million or $0.86 per share was up 92% when compared to income from continuing operations of $24 million or $0.47 per basic share for the quarter ended September 30, 2004.

For the nine months ended September 30, 2005, net revenues were $803 million compared to $757 million for the nine months ended September 30, 2004. The net loss for the nine months ended September 30, 2005, which included spin-off related expenses, was $186 million or a loss of $3.51 per basic share compared to net income for the comparable period last year of $157 million or $2.99 per basic share. Loss from continuing operations on a year to date basis, which also included the spin-off related expenses, was $185 million or a loss of $3.49 per basic share compared to income from continuing operations of $65 million or $1.25 per basic share for the same period last year.

Excluding spin-off related expenses of $280 million in the first quarter, pre-tax income from continuing operations for the nine months ended September 30, 2005 would have been $178 million compared to pre-tax income from continuing operations of $111 million for the nine months ended September 30, 2004. Management believes that it is useful to investors to present pre-tax income from continuing operations excluding spin-off related expenses because of the one-time nature of the spin-off.

Highlights for the Third Quarter of 2005
•	Fleet management segment pre-tax income increased to $20 million from $15 million in the third quarter of last year.
•	Average fleet leased vehicles grew 2.4% compared to the third quarter of last year.
•	Mortgage services segment pre-tax income increased to $58 million from $26 million in the third quarter of last year.
•
Mortgage closing volume was nearly $14 billion during the quarter, up 10% from the third quarter of last year and up 7% from the second quarter of 2005. Sixty-seven percent of the closed volume for the quarter was purchase related.

•
Mortgage announced the purchase of the key assets of CUNA Mutual Mortgage Corporation, including credit union relationships, mortgage servicing rights on a $6.6 billion loan portfolio, certain branding rights, and the right to sub-service $2.9 billion in mortgages.

Mortgage Services Segment
For the third quarter of 2005, the mortgage services segment reported pre-tax income of $58 million which consisted of $31 million net contribution from production and $27 million net contribution from servicing.

Net contribution from production included $52 million of income from mortgage fees, $107 million of income from gain on sale of mortgage loans, net, $13 million of net finance income, and $141 million of production related expenses including allocations for overhead. Gain on sale margin was 98 basis points for the quarter on $10.9 billion of loans sold. The gain on sale margin was favorably impacted by $10 million or 10 basis points attributable to timing differences associated with the application of SFAS No. 133, $4 million of which is expected to reverse in the fourth quarter of 2005 when the loans are sold. Initial capitalization rates for mortgage servicing rights increased during the quarter due primarily to higher interest rates. Production related expenses decreased by $3 million despite a 10% increase in total loan closings as compared to the same period in 2004.

Net contribution from servicing included $19 million of net finance income, $36 million of net loan servicing income and $28 million of servicing related expenses including allocations for overhead. Net finance income attributable to servicing increased by approximately $10 million as compared to the same period in 2004, due primarily to higher escrow balances and higher income earned on those balances due to higher short-term interest rates. Included in servicing expense for the quarter was $3 million of expense related to estimated losses associated with damage caused by Hurricane Katrina.

Fleet Management Services Segment
For the third quarter of 2005, the fleet management services segment recorded increases in all major revenue categories which resulted in $20 million in operating income versus $15 million for the comparable quarter in 2004. These increases were due to overall unit count growth, higher average transactions for the fee based services, and higher net finance income.

For the nine months ended September 30, 2005, pre-tax income of $62 million was up 88% over the comparable period last year. Continued growth in fleet management fees has resulted from unit count increases in fuel cards and accident management vehicles and increased revenues from higher transactions in the fuel and maintenance programs. Net finance income increased $33 million due in part to a $15 million decrease in interest expense, due to lower debt levels resulting from certain capital structure adjustments made in connection with the spin-off.

Management Comments
Terry Edwards, president and chief executive officer, commented, “The third quarter was a solid quarter for both PHH Arval and PHH Mortgage. Our year to date pre-tax income of $178 million, excluding spin-off expenses, speaks to the outstanding performance of both operating companies. Continued margin pressure in the mortgage market and potential volatility associated with hedging activities for the pipeline and the servicing portfolio will challenge the mortgage results in the fourth quarter; however, the recent signings of CUNA Mutual Mortgage and MetLife are evidence that our outsource business model is performing to expectations. PHH Arval continues to exceed our original estimates and we anticipate continued strong results in the fourth quarter.”

Non-GAAP Financial Measures
This press release contains certain financial measures related to the spin-off which are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Management believes that it is useful to investors to present pre-tax income from continuing operations excluding spin-off related expenses because of the one-time, non-recurring nature of the spin-off. A reconciliation of pre-tax income from continuing operations, excluding spin-off related expenses, is shown in the reconciliation table attached to this press release. These non-GAAP financial measures should not be viewed as a substitute for the comparable GAAP financial measures.

The Company will conduct a conference call for investors on Friday morning, November 11 at 11:00 a.m. eastern standard time. Interested investors can access the conference call by dialing 201-689-8341 or 877-407-8289 ten minutes prior to the start time. The conference call will also be broadcast on the company’s website at www.phh.com. A replay will be available after the call until December 2, 2005 by dialing 201-612-7415 or 877-660-6853, using account number 234, passcode 173065, or by logging on to the company’s website.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada2. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, August 2005
2Automotive Fleet Fact Book, June 2005

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. For example, our expectations regarding fourth quarter results are forward-looking statements.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934 as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

###
Contact Information:
Investors:	Media:
Nancy R. Kyle	Karen McCallson

856-917-4268	856-917-0308

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues

Mortgage fees	$52	$58	$147	$178
Fleet management fees	38	34	113	101
Net fee income	90	92	260	279

Gain on sale of mortgage loans, net	107	56	223	274

Fleet lease income	388	364	1,128	1,019
Depreciation on operating leases	(329)	(326)	(967)	(915)
Mortgage interest income	88	74	208	196
Interest expense	(92)	(62)	(238)	(169)
Net finance income	55	50	131	131

Loan servicing income	120	124	364	365
Amortization and valuation adjustments related to mortgage servicing rights, net	(84)	(81)	(188)	(316)
Net loan servicing income	36	43	176	49

Other income	4	4	13	24
Net revenues	292	245	803	757
Expenses
Salaries and related expenses	106	101	311	309
Occupancy and other office expenses	18	21	59	63
Depreciation and amortization	11	13	31	34
Other operating expenses	79	70	224	240
Spin-Off related expenses
Goodwill impairment	—	—	239	—
Other	—	—	41	—
Total expenses	214	205	905	646
Income (loss) from continuing operations before income taxes	78	40	(102)	111
Provision for income taxes	32	16	83	46
Income (loss) from continuing operations	46	24	(185)	65
Income (loss) from discontinued operations, net of income taxes of $0, $24, $0 and $58	—	38	(1)	92
Net income (loss)	$46	$62	$(186)	$157
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.86	$0.47	$(3.49)	$1.25
Income (loss) from discontinued operations	—	0.72	(0.02)	1.74
Net income (loss)	$0.86	$1.19	$(3.51)	$2.99
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.85	$0.47	$(3.49)	$1.24
Income (loss) from discontinued operations	—	0.71	(0.02)	1.72
Net income (loss)	$0.85	$1.18	$(3.51)	$2.96
Weighted average common shares outstanding:
Basic	53.279	52.684	52.896	52.684
Diluted	54.157	53.181	52.896	53.181

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)
	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$65	$257
Restricted cash	484	854
Mortgage loans held for sale, net	2,924	1,981
Accounts receivable, net	369	361
Net investment in fleet leases	3,928	3,765
Mortgage servicing rights, net	1,688	1,608
Investment securities	43	47
Property, plant and equipment, net	82	98
Goodwill	58	512
Other assets (1)	371	532
Assets of discontinued operations	—	1,650
Total assets	$10,012	$11,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$454	$428
Debt	6,871	6,494
Deferred income taxes	760	720
Other liabilities	416	414
Liabilities of discontinued operations	—	1,389
Total liabilities	8,501	9,445
Commitments and contingencies	—	—
Total stockholders’ equity (2)	1,511	2,220
Total liabilities and stockholders’ equity	$10,012	$11,665

(1)	Other assets include intangible assets of $55 million and $57 million as of September 30, 2005 and December 31, 2004, respectively.
(2)	Outstanding shares of common stock were 53.387 million and 52.684 million as of September 30, 2005 and December 31, 2004, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)
(In millions)
	Three Months Ended September 30,
	2005		2004
	Net Revenues	Income From Continuing Operations Before Taxes	Net Revenues	Income (Loss) From Continuing Operations Before Taxes

Mortgage Services	$227	$58	$197	$26
Fleet Management Services	65	20	48	15
Total reportable segments	292	78	245	41
Other	—	—	—	(1)
Total Company	$292	$78	$245	$40

	Nine Months Ended September 30,
	2005		2004
	Net Revenues	Income (Loss) From Continuing Operations Before Taxes	Net Revenues	Income (Loss) From Continuing Operations Before Taxes

Mortgage Services	$614	$117	$615	$82
Fleet Management Services	189	62	142	33
Total reportable segments	803	179	757	115
Other (1)	—	(281)	—	(4)
Total Company	$803	$(102)	$757	$111

(1)
Expenses reported under the heading Other for the nine months ended September 30, 2005 are primarily spin-off related expenses, including a goodwill impairment charge of $239 million for the Fleet Management Services segment.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICES SEGMENT RESULTS
(Unaudited)
($ in millions, except average loan amount)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Loans closed to be sold	$10,799	$8,217	$27,291	$27,244
Fee-based closings	3,191	4,469	9,204	14,326
Total closings	$13,990	$12,686	$36,495	$41,570
Purchase closings	$9,383	$9,695	$24,749	$27,171
Refinance closings	4,607	2,991	11,746	14,399
Total closings	$13,990	$12,686	$36,495	$41,570
Number of loans closed (units)	67,296	67,927	176,055	220,501
Average loan amount	$207,888	$186,759	$207,293	$188,521
Loans sold	$10,896	$8,686	$25,993	$25,719
Average loan servicing portfolio	$146,659	$145,895	$146,282	$142,424

Mortgage fees	$52	$58	$147	$178
Gain on sale of mortgage loans, net	107	56	223	274
Mortgage interest income	88	74	208	196
Interest expense	(56)	(35)	(141)	(96)
Net finance income	32	39	67	100
Loan servicing income	120	124	364	365
Amortization and valuation adjustments related to MSRs, net:
Amortization of MSRs	(118)	(73)	(335)	(230)
Recovery of (provision for) impairment of MSRs	240	(248)	102	(156)
Net derivative (loss) gain related to MSRs	(206)	240	45	70
	(84)	(81)	(188)	(316)
Net loan servicing income	36	43	176	49
Other income	—	1	1	14
Net revenues	227	197	614	615
Salaries and related expenses	78	76	235	242
Occupancy and other office expenses	14	17	45	50
Depreciation and amortization	7	9	21	24
Other operating expenses	70	69	196	217
Total expenses	169	171	497	533
Income before income taxes	$58	$26	$117	$82

Net contribution from production	$31	$3	$(20)	$95
Net contribution from servicing	27	23	137	(13)
Income before income taxes	$58	$26	$117	$82

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
(Unaudited)

	Average for the Three Months		Average for the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
Leased vehicles	325,506	317,943	324,767	317,846
Maintenance cards	338,165	340,017	338,970	341,647
Fuel cards	321,778	314,002	321,743	315,478
Accident management vehicles	332,796	313,614	331,509	313,240

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In millions)
Fleet management fees	$38	$34	$113	$101
Fleet lease income	388	364	1,128	1,019
Depreciation on operating leases	(329)	(326)	(967)	(915)
Interest expense	(36)	(27)	(97)	(73)
Net finance income	23	11	64	31
Other income	4	3	12	10
Net revenues	65	48	189	142
Salaries and related expenses	26	23	71	63
Occupancy and other office expenses	4	4	14	13
Depreciation and amortization	4	4	10	10
Other operating expenses	11	2	32	23
Total expenses	45	33	127	109
Income before income taxes	$20	$15	$62	$33

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)

Portfolio Composition
	September 30,
	2005	2004
	(In millions)
Owned servicing portfolio	$141,621	$140,487
Subserviced portfolio	5,292	6,792
Total servicing portfolio	$146,913	$147,279

Fixed rate	$84,850	$84,799
Adjustable rate	62,063	62,480
Total servicing portfolio	$146,913	$147,279
Conventional loans	$135,713	$135,050
Government loans (FHA/VA)	6,954	8,344
Home equity lines of credit	4,246	3,885
Total servicing portfolio	$146,913	$142,279
Weighted-average note rate (1)	5.7%	5.3%

Portfolio Delinquency (1)

	September 30,
	2005		2004
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	1.98%	1.58%	2.03%	1.64%
60 days	0.38%	0.27%	0.42%	0.29%
90 or more days	0.39%	0.25%	0.46%	0.29%
Total delinquency	2.75%	2.10%	2.91%	2.22%
Foreclosure/Real estate owned/Bankruptcies	1.00%	0.61%	1.03%	0.62%
__________
(1) Excludes certain home equity loans subserviced for others. These amounts were approximately $2.5 billion and $2.6 billion as of September 30, 2005 and 2004, respectively.

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF NET GAIN (LOSS) ON MSRs RISK MANAGEMENT ACTIVITIES
(Unaudited)
(In millions)

	Three Months Ended September 30,
	2005	2004

Net derivative (loss) gain related to MSRs	$(206)	$240
Recovery of (provision for) impairment of MSRs	240	(248)
Application of amortization rate to the valuation allowance	(31)	(9)
Net gain (loss) on MSRs risk management activities	$3	$(17)

	Nine Months Ended September 30,
	2005	2004

Net derivative gain related to MSRs	$45	$70
Recovery of (provision for) impairment of MSRs	102	(156)
Application of amortization rate to the valuation allowance	(81)	(46)
Net gain (loss) on MSRs risk management activities	$66	$(132)

PHH CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company is providing an additional measure of operating results excluding certain expenses. The Company believes that this non-GAAP financial measure is useful to investors because of the one-time, non-recurring nature of the spin-off. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP follows.

Pre-tax income from continuing operations, excluding spin-off related expenses:

The calculation of pre-tax income from continuing operations, excluding spin-off related expenses, for the nine months ended September 30, 2005 and 2004, follows:

	Nine Months Ended September 30,
	2005	2004
	(In millions)
(Loss) income from continuing operations before income taxes	$(102)	$111
Excluding spin-off related expenses:
Goodwill impairment	239	—
Other	41	—
Income from continuing operations before income taxes, excluding spin-off related expenses	$178	$111